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                                                                     Exhibit 5.1

                                 WILLIAM M. AUL
                                 Attorney At Law
                        4275 Executive Square, Suite 800
                           La Jolla, California 92037
                            Telephone (619) 546-2808
                            Telecopier (619) 558-5960

                                            November 22, 2000

Ms. Nora Coccaro
Chairman & President
The Board of Directors
Thor Ventures Corp.
Suite 1818, 1177 West Hastings Street
Vancouver, British Columbia V6E 2K3
Canada

              RE:  OPINION OF COUNSEL; CONSENT OF COUNSEL;
                   ISSUANCE OF COMMON STOCK PURSUANT TO FORM S-8
                   REGISTRATION STATEMENT & SECURITIES ACT OF 1933

Dear Ms. Coccaro:

     I have conducted a review of the Registration Statement No. 33-_______ on Form S-8 (the "Registration Statement") for Healthbridge,Inc., a Texas corporation (formerly known as Wattmonitor, Inc.) with the U.S. Securities and Exchange Commission to be filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act").

     The Registration Statement is for the registration of 200,000 shares of the Company's Common Stock to be issued in accordance with the Company's consulting agreement (the "Agreement").
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     In rendering the following opinion, I have examined and relied upon the documents, and certificates of officers and directors of the Company as are described below. In the course of my examination, I have assumed that all signatures and documents provided by the Company are genuine and authentic as if the same were accurate and complete originals and that each document examined conforms in its entirety with the original copy of the documents. My review and inquiry was based on the following documents:

     1)   The Company's Certificate of Incorporation, as amended and restated;

     2)   The Company's By-laws, as amended;

     3) The Resolution of the Board of Directors of the Company authorizing the issuance of the Shares pursuant to the Agreement; and

     4)   The Registration Statement.



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Ms. Nora Coccaro
November 22, 2000

     I have not undertaken, nor do I intend to undertake, any independent review or inquiry into any other matters, records, or documents. I also do not intend to undertake any further efforts to verify the accuracy, completeness, or conformity of the copies that I have received and which have been represented as accurate, complete, and in conformity with the originals.

                                     OPINION

     On this basis, it is my opinion that the Shares of the Company's Common Stock to be issued under the Agreement, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and when issued pursuant to the Agreement, will be duly and validly authorized, fully paid, and non-assessable.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state or other state or foreign jurisdiction in which the Shares are proposed to be offered and sold or as to the effect, if any, of any non-compliance with such laws might have on the validity of the issuance of the Shares or the actions of the Company in connection with such matters.

     I consent to the filing of this Opinion as an exhibit to any filing made with the U.S. Securities and



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Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying, or establishing eligibility for an exemption from registration or qualification of the Shares described in the Registration Statement in connection with the Offering described therein. Other than as provided in the preceding sentence, this opinion is: (a) addressed solely to you; (b) may not be relied upon by any other party; (c) covers only matters of federal law and nothing ion this opinion shall be deemed to apply to the laws of any other jurisdiction; (d) not be quoted or relied upon for any other purpose or by any other person.

     With your receipt of this Opinion, you and the Company acknowledge and agree that I am not an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in
Section 11 of the Securities Act of 1933 or the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.

                                                Sincerely,

                                                /s/ William M. Aul

                                                William M. Aul